Exhibit 99.1

Quantum Materials Corp 3055 Hunter Road San Marcos, TX 78666 www.qmcdots.com

For immediate release:

Quantum Materials Corp to launch Quantum Dot Production in China, Joint Venture Partner GTG commits $20 Million US investment

San Marcos, TX – January 27, 2016 -- Leading North American quantum dot manufacturer Quantum Materials Corp (OTCQB:QTMM) today announced that the company has entered into a joint venture with Guanghui Technology Group (“GTG”) whereas GTG will invest $20 Million US for building out Quantum Materials QDX™ quantum dot production facilities and quantum dots application development in China. Embedding quantum dot production regionally allows Quantum Materials to work closely with clients to customize quantum dot characteristics to optimize manufacturing efficiencies as well as supply chain logistics.

The joint venture will be registered in Hong Kong and operated as Quantum Materials Asia Co., Ltd. GTG’s investment and Quantum Materials’ patented mass-production quantum dot manufacturing technology will enable Quantum Materials Asia to start supplying quantum dots to clients in the display, lighting and solar energy industries by the third quarter of 2016.

“We have already held serious discussions with a number of potential customers in our region seeking Quantum Dots for diversified applications, including display, lighting and solar. We have established our reputation as a key financial partner with the governments and industries by raising multiple billions of dollars in funding for projects driven by our customers over past decade,” stated Mr. Liu Xiao, CEO of Guanghui Technology Group. “This joint venture represents a new role for GTG in that we are not only supporting this project financially to facilitate major market expansion for Quantum Materials, but we will also be deeply involved in driving market penetration among our industry clients seeking to bring their technology and products to the next level.”

“This agreement represents our commitment to provide customers with best-in-class Quantum Dot materials, including Cadmium free quantum dots. Our patented mass production process enables us to rapidly establish locally based manufacturing to meet their volume production demands,” commented Stephen B. Squires, Founder and CEO of Quantum Materials Corp. “Combining our resources and expertise in advanced quantum dot technologies with GTG’s strong financial support and business relationships with top-tier manufacturers of displays, lighting products and solar panels will facilitate generating tremendous business opportunities in both the government and private sectors.”

Quantum Materials Corp 3055 Hunter Road San Marcos, TX 78666 www.qmcdots.com

About Guanghui Technology Group

Guanghui Technology Group (GTG) is Financial Advisory and Services Company aiming at assisting advanced technological companies to enter into the China market. GTG’s founding partners and affiliates have contributed to a number of high-profile government and industrial funding projects including multi-billion dollar fund raising in the China display sector as well as large scale international M&A in solar energy sector, also involved in a number of strategic investment projects in diversified fields such as Lighting, Li-ion battery, Biomedical and Security, etc.

About Quantum Materials Corp

Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patented volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Quantum Materials Corp technology continues to move the future of quantum dots to the present. Quantum Materials' products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

For more information follow Quantum Materials Corp at www.QMCDOTS.com and on LinkedIn and Twitter.

CONTACTS:

Business:

Art Lamstein

Director of Marketing

415.609.4969

artlamstein@QMCdots.com

Toshi Ando

Senior Director of Business Development for Asia/Pacific

510.300.4021

toshi@qmcdots.com

Media:

Rich Schineller

941.780.8100

rich@prmgt.com

Investor Relations:

Clay Chase /SD Torrey Hills Capital

858.456.7300

cc@sdthc.com